UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2019 (December 5, 2019)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (412) 928-3400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

L.B. Foster Company (the “Company”) announced that, on December 5, 2019, its Board of Directors (the “Board”) appointed Mr. John F. Kasel Chief Operating Officer of the Company. Mr. Kasel will serve in such position until a successor has been selected and qualified or until his earlier separation or removal.

Mr. Kasel, age 54, most recently served as Senior Vice President - Rail and Construction, at the Company since 2017, having previously served as Senior Vice President - Rail Products and Services from 2012 to 2017, Senior Vice President - Operations and Manufacturing from 2005 to 2012, and Vice President - Operations and Manufacturing from 2003 to 2005. Prior to joining the Company, Mr. Kasel served as Vice President of Operations for Mammoth, Inc., a Nortek company, from 2000 to 2003.

Robert Bauer, President and CEO, commented “John is ideally suited for this role as the Company strategy continues to require transition of our businesses toward more technology-oriented solutions and better platforms for growth. John will bring a blend of operating strengths and strategy execution that will help the management team capitalize on opportunities intended to drive value. This will require a great deal of change management, innovation, and focus on value creation as we direct investments toward the most attractive opportunities.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	December 9, 2019	/s/ Patrick J. Guinee
Patrick J. Guinee
Senior Vice President,
General Counsel, and Corporate Secretary